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                                                                    EXHIBIT 23.1

The Board of Directors
Alloy Online, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 10, 2000 (except for the matters discussed in Note 13, as to which the date is April 14, 2000) in Alloy Online, Inc.'s Form 10-K for the year ended January 31, 2000 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP
New York, New York
August 14, 2000